Exhibit 99.1

Cepton Technologies to Host Virtual Investor Day on January 27, 2022

SAN JOSE, CA – Cepton Technologies, Inc. (“Cepton”), a Silicon Valley innovator and leader in high performance MMT® lidar solutions announced today that it will host a virtual investor day event on Thursday, January 27, 2022, beginning at 12:00 p.m. ET and is expected to conclude by 2:00 p.m. ET. During the event, Cepton management will discuss latest industry trends and provide an update to Cepton’s business and pending transaction with Growth Capital Acquisition Corp. (“GCAC”) (Nasdaq: GCAC).

A live webcast of the event will be available on the investor relations section of Cepton’s website, https://www.cepton.com/investors. A replay of the event will be available following the live event.

On August 4, 2021 Cepton entered into a definitive merger agreement with GCAC. Upon the closing of the transaction, the combined company will be renamed “Cepton, Inc.” and is expected to be listed on the Nasdaq stock exchange under the ticker symbol “CPTN”. The transaction is expected to close in the first quarter of 2022, subject to satisfaction of customary closing conditions.

About Cepton Technologies, Inc.

Cepton is a Silicon Valley innovator of lidar-based solutions for automotive (ADAS/AV), smart cities, smart spaces and smart industrial applications. With its patented Micro Motion Technology (MMT®), Cepton aims to take lidar mainstream and achieve a balanced approach to performance, cost and reliability, while enabling scalable and intelligent 3D perception solutions across industries.

Cepton has been awarded the largest known ADAS lidar series production award in the industry to date, based on the number of vehicle models awarded, by a leading global top five automotive OEM and is engaged with other top ten OEMs.

Founded in 2016 and led by industry veterans with decades of collective experience across a wide range of advanced lidar and imaging technologies, Cepton is focused on the mass market commercialization of high performance, high quality lidar solutions. Cepton is headquartered in San Jose, CA and has a business development facility in Troy, MI to provide local support to the OEM and Tier 1-studded Metro Detroit area. Cepton also has a presence in Germany, Canada, Japan, India and China to serve a fast-growing global customer base. For more information, visit www.cepton.com and follow us on Twitter and LinkedIn.

On August 4, 2021, Cepton, GCAC, and GCAC Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of GCAC entered into a business combination agreement, as amended on January 21, 2022.

About Growth Capital Acquisition Corp.

GCAC is a Delaware blank check company, also commonly referred to as a special purpose acquisition company (or SPAC), formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities in any industry or geographic region. GCAC is led by its Co-Chief Executive Officers, Akis Tsirigakis and George Syllantavos.

Additional Information and Where to Find It

GCAC has filed with the Securities and Exchange Commission (the “SEC”) the Registration Statement on Form S-4, filed by GCAC with the SEC on September 8, 2021 (as amended, the “Registration Statement”), which contains information about the proposed transaction and the respective businesses of Cepton and GCAC. GCAC will mail a final prospectus and definitive proxy statement and other relevant documents after the SEC completes its review. GCAC stockholders are urged to read the preliminary prospectus and proxy statement and any amendments thereto and the final prospectus and definitive proxy statement in connection with the solicitation of proxies for the special meeting to be held to approve the proposed transaction, because these documents will contain important information about GCAC, Cepton and the proposed transaction. The final prospectus and definitive proxy statement will be mailed to stockholders of GCAC as of a record date to be established for voting on the proposed transaction. Stockholders of GCAC will also be able to obtain a free copy of the proxy statement, as well as other filings containing information about GCAC, without charge, at the SEC’s website (www.sec.gov) or by calling 1-800-SEC-0330. Copies of the proxy statement and GCAC’s other filings with the SEC can also be obtained, without charge, by directing a request to: Growth Capital Acquisition Corp., 300 Park Avenue, 16th Floor, New York, NY 10022. Additionally, all documents filed with the SEC can be found on GCAC’s website, www.gcacorp.com.

Participants in the Solicitation

Cepton and GCAC and their respective directors and officers and other members of management and employees may be deemed participants in the solicitation of proxies in connection with the proposed business combination. GCAC stockholders and other interested persons may obtain, without charge, more detailed information regarding directors and officers of GCAC in the Registration Statement. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies from GCAC’s stockholders in connection with the proposed business combination will be included in the definitive proxy statement/prospectus that GCAC intends to file with the SEC.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Cepton Technologies, Inc. Contacts

Investors: InvestorRelations@cepton.com

Media: Faithy Li, media@cepton.com

Source: Cepton Technologies, Inc.

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